Exhibit 23.2

TAUBER & BALSER, PC

Certified Public Accountants

1155 Perimeter Center West

Suite 600

Atlanta, GA 30338

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in this registration statement of Next, Inc. on Form S-8, to be filed on or about October 26, 2005, of our report dated January 7, 2005 appearing in the Company’s 10-KSB filed on February 11, 2005.

/s/ Tauber & Balser, PC

Tabuer & Balser, PC

Atlanta, Georgia

October 26, 2005